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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 3, 2004

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                            LOGISTICAL SUPPORT, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

               (FORMERLY KNOWN AS BIKINI TEAM INTERNATIONAL, INC.)

             UTAH                         000-50222            41-2029935
(STATE OR OTHER JURISDICTION OF     (COMMISSION FILE NO.)    (IRS EMPLOYEE
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

                              19734 Dearborn Street
                          Chatsworth, California 91311
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                  818-885-0300
                  (ISSUER TELEPHONE NUMBER INCLUDING AREA CODE)

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

      This Form 8-K and other reports filed by Logistical Support, Inc. (the "Registrant" or the "Company") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

                                TABLE OF CONTENTS

         Item     8.01     OTHER EVENTS

         Item     9.01     FINANCIAL STATEMENTS AND EXHIBITS


ITEM     8.01     OTHER EVENTS

      On May 19, 2004, Registrant's wholly owned subsidiaries, Logistical Support, LLC ("LS") and Hill Aerospace & Defense, LLC ("Hill") entered into a Settlement Agreement with Triumph Components-Arizona, Inc., an Arizona corporation ("Triumph"), which became effective on June 2, 2004. The Settlement Agreement related to certain sub-contracts that Triumph had been performing for each of LS and Hill under United States military contracts. In connection with the Settlement Agreement, each of Hill and LS entered into a Security Agreement with Triumph. Under the Security Agreement Triumph is asserting a security interest in certain identified accounts receivable from the United States Government (the "Collateral").

      Under the terms of the Settlement Agreement, Triumph agreed to return certain material and deliver certain goods to our company with respect to the sub-contracts in process, and our subsidiaries determined to terminate certain other contracts. However, Registrant and its subsidiaries maintain that not all the materials were returned and certain parts delivered by Triumph were rejected for quality reasons. We maintain that Triumph has breached other terms and conditions of the Settlement Agreement, as well.

      On November 23, 2004, Hill and LS filed a Demand for Arbitration with the American Arbitration Association concerning the Settlement Agreement with Triumph (the "Arbitration"). The Registrant hopes to resolve all disputes under the Settlement Agreement through the Arbitration if the disputes cannot be settled by mutual agreement. Hill and LS currently owe Triumph approximately $600,000 under the Settlement Agreement assuming work under contract is performed adequately by Triumph. Hill and LS will seek to adequately resolve all matters with Triumph before paying the amount in full. We cannot determine what losses may result from this, if any.

      On December 7, 2004, each of Hill and LS were given notice by Triumph's legal counsel that Hill and LS are in default of certain provisions of the Security Agreement and Settlement Agreement. Triumph asserted that it intends to utilize its rights and remedies including taking possession of the Collateral under the Security Agreement. Hill, LS and the Registrant deny the default allegations as set forth in Triumph's letter and will seek to include these alleged default matters in the Arbitration. We maintain that all disputes between the parties must be resolved through the Arbitration in accordance with the terms of the Settlement Agreement.

      On December 16, 2004, Triumph filed an action in the Los Angeles Superior Court in California for breach of contract and specific performance. On December 17, 2004, Triumph filed an Application for Writ of Attachment seeking to attach the assets of Hill and LS up to the approximate amount of $991,000. The case has been assigned docket number BC326067. Registrant, Hill and LS are currently defending that action. The hearing on the Application for Writ of Attachment is scheduled for January 10, 2005. Hill and LS filed papers in court today against Triumph in opposition to the granting of an attachment. The court could grant an attachment on Hill's and/or LS' assets in any amount up to $991,000. Registrant, Hill and LS maintain, among other things that the action and the attachment action are governed by and subject to the Arbitration. If the attachment is granted in whole or in part, the Registrant's business could be materially harmed. While the Registrant, Hill and LS will vigorously challenge Triumph's actions, the Registrant, Hill and LS cannot control the outcome.

 ITEM    9.01     FINANCIAL STATEMENTS AND EXHIBITS

            (a)   Financial Statements of Businesses Acquired.

                  Not applicable.

            (b)   Pro Forma Financial Information

                  Not applicable.

            (c)   Exhibits.

                  None.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Logistical Support, Inc.

                                       By:   /s/ Bruce Littell
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                                                  BRUCE LITTELL
                                             CHIEF EXECUTIVE OFFICER


Dated: January 3, 2004